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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Missouri                                   43-1627032
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  (State of Incorporation or Organization)  (IRS Employer Identification No.)



               660 Mason Ridge Center Drive, St. Louis 63141-8557
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                    (Address of Principal Executive Offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:



               Title of Each Class              Name of Each Exchange on Which
               to be so Registered              Each Class is to be Registered
         ----------------------------           -------------------------------

         Non-Voting Common Stock, par           New York Stock Exchange, Inc.
              value $0.01 per share


                          ------------------------


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


                          ------------------------

      Securities Act registration statement file number to which this Form relates:333-51777.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Non-Voting Common Stock (par value $0.01 per share) (the "Non-Voting Common Stock"), and the associated Preferred Stock Purchase Rights (the "Rights"), of Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), set forth under the caption "Description of Capital Stock" in the Prospectus that forms part of the Registration Statement (Registration No. 333-51777) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on May 4, 1998, under the Securities Act of 1933, as amended (the "Act"), is hereby incorporated by reference in answer to this item. Definitive copies of the Prospectus describing the Non-Voting Common Stock and the Rights will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.


ITEM 2. EXHIBITS

        2.1  Restated Articles of Incorporation of Reinsurance Group of
             America, Incorporated, incorporated herein by reference to the Registration Statement on Form S-1 (No. 33-58960) filed on March 2, 1993.

        2.2 Bylaws of Reinsurance Group of America, Incorporated, incorporated herein by reference to the Registration Statement on Form S-1 (No. 33-58960) filed on March 2, 1993.

        2.3 Form of Amendment to Restated Articles of Incorporation of Reinsurance Group of America, Incorporated, incorporated herein by reference to Exhibit 3.3 to the Registration Statement.

        2.4 Form of Specimen Certificate for Non-Voting Common Stock for Reinsurance Group of America, Incorporated, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

        2.5 Rights Agreement, as amended, dated as of May 4, 1993, between Reinsurance Group of America, Incorporated and Chase Mellon Shareholder Services, L.L.C., as Rights Agent, incorporated herein by reference to Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1997 (No. 1-11848) filed on May 21, 1997.

        2.6  Second Amendment to Rights Agreement, dated as of April 22,
             1998, between Reinsurance Group of America, Incorporated and Chase Mellon Shareholder Services, L.L.C., as Rights Agent, incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     REINSURANCE GROUP OF AMERICA, INCORPORATED




Date:    May 4, 1998          By:  /s/ Jack B. Lay
      --------------------       ----------------------------
                                   Jack B. Lay
                                   Executive Vice President and
                                   Chief Financial Officer